Exhibit 1

Notice of a Director’s (including a director who is a substantial shareholder) Interest and Change in Interest*

*	Asterisks denote mandatory information

Name of Announcer *	CREATIVE TECHNOLOGY LTD

Company Registration No.	198303359O

Announcement submitted on behalf of	CREATIVE TECHNOLOGY LTD

Announcement is submitted with respect to *	CREATIVE TECHNOLOGY LTD

Announcement is submitted by *	Tan Shao Mieng

Designation *	Corporate Finance

Date & Time of Broadcast	22-Nov-2006 19:50:27

Announcement No.	00092

>> Announcement Details

The details of the announcement start here…

>> PART I [Please complete this part]

1. Date of notice to issuer *	22-11-2006

2. Name of Director *	Sim Wong Hoo

3. Please tick one or more appropriate box(es): *

•	Notice of a Director’s (including a director who is a substantial shareholder) Interest and Change in Interest. [Please complete Part II and IV]

>> PART II

1. Date of change of Interest	22-11-2006

2. Name of Registered Holder	Sim Wong Hoo

3. Circumstance(s) giving rise to the interest or change in interest	# Others

# Please specify details	Sale of 2,000,000 Ordinary Shares of Creative Technology Ltd to Chay Kwong Soon (a co-founder of Creative Technology Ltd).

4. Information relating to shares held in the name of the Registered Holder

No. of Shares held before the change	25,984,602

As a percentage of issued share capital	31.15%

No. of Shares which are subject of this notice	2,000,000

As a percentage of issued share capital	2.40%

Amount of consideration (excluding brokerage and stamp duties) per share paid or received	10.28

No. of Shares held after the change	23,984,602

As a percentage of issued share capital	28.75%

>> PART III

1. Date of change of [Select Option]

2. The change in the percentage level	From % To %

3. Circumstance(s) giving rise to the interest or change in interest	[Select Option]

# Please specify details

4. A statement of whether the change in the percentage level is the result of a transaction or a series of transactions:

>> PART IV

1. Holdings of Director, including direct and deemed interest:

	Direct	Deemed
No. of shares held before the change	25,984,602	0
As a percentage of issued share capital	31.15%	0%
No. of shares held after the change	23,984,602	0
As a percentage of issued share capital	28.75%	0%

Footnotes

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